Sub-Item 77D: Policies with respect to security investments

On June 15, 2016, the Board of Trustees of
Aberdeen Funds (the "Trust") approved a change in the name of the Aberdeen Global Fixed Income Fund
(the "Fund") to the Aberdeen Global Unconstrained
Fixed Income Fund and approved corresponding changes in the Fund's investment objective and principal investment strategies, such changes effective as of August 15, 2016.

The changes to the Fund's investment objective and strategies are described in the supplement dated June
16, 2016 to the Fund's prospectus dated February 29,
2016, as amended March 9, 2016 and supplemented to June 16, 2016, which was filed with the Securities and Exchange Commission pursuant to Rule 497(e) of the Securities Act of 1933, as amended, on June
16, 2016 (SEC Accession No. 0001104659-16-
127722) and is incorporated herein by reference.

A description of the Fund's new investment objective and strategies is also contained in the prospectus and statement of additional information for the Fund, each dated August 15, 2016, which were filed with Post-Effective Amendment No. 75 to the Trust's Registration Statement on Form N-1A on
August 15, 2016 (SEC Accession No. 0001104659-
16-139760) and are incorporated herein by reference.